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                                    EXHIBIT 4

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF MARYLAND

   NUMBER                                                              SHARES

___________                                                         ____________

                          BANKS OF THE CHESAPEAKE, INC.
                   9,000,000 Shares of Common Stock Authorized

THIS CERTIFIES That                        is the registered holder of
shares of the Common Stock of Banks of the Chesapeake, Inc. transferable only on the books of the corporation by the holder hereof in person or by Attorney duly authorized upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
this day of     A.D. 20     .

__________________________                           ___________________________
President                                                     Secretary



                           Shares $0.01 Par Value Each

REVERSE SIDE

     For value received, _________ hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE AND PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

In presence of

_____________________________                        ___________________________